Exhibit 10.22

SUBLEASE AGREEMENT AMENDMENT

This SUBLEASE AGREEMENT AMENDMENT (this “Amendment”) is made as of August 20, 2003 by and between NMS Communications Corporation (f/k/a NATURAL MICROSYSTEMS CORPORATION), a Delaware corporation (“Sublandlord”) and Glasshouse Technologies, Inc., a Delaware corporation and having a current address of 200 Crossing Blvd., 1st Floor, Framingham, MA 01702 (“Subtenant”).

W I T N E S S E T H:

WHEREAS, Sublandlord and subtenant entered into a sublease Agreement (“Sublease”), dated October 30, 2002, for the sublease of approximately 11,513 square feet of space on the first floor of the building (the “Subleased Premises”); and

WHEREAS, the Sublease incorrectly states that the Subtenant’s Share is 39.44%; and

WHEREAS, square footage of approximately 11,513 means the correct Subtenant’s Share is 25.32%; and

WHEREAS, despite the aforementioned incorrect Subtenant’s Share percentage rate stated in the Sublease, Sublandlord and subtenant have performed under the Sublease as if the subtenant’s Share was stated as 25.32%, and, as such, the Subtenant has not been damaged in any way as a result of such incorrectly stated percentage, nor is Subtenant owed any amount or refund in relation thereto; and

WHEREAS, Sublandlord and Subtenant desire to increase the Subleased Premises to approximately 12,006 square feet by adding approximately 493 square feet of space on the first floor of the Building (“Additional Space”) on the terms and conditions hereinafter set forth; and

NOW, THEREFORE, for an in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto hereby agree as follows:

1. Subleased Premises. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Additional Space for the permitted uses set forth in Section 9 of the Lease. The Subleased Premises as revised by the inclusion of the Additional Space are shown on Exhibit A-1 attached hereto and incorporated herein by this reference.

2. Term. This Amendment shall commence on September 1, 2003 and shall expire on November 30, 2004, provided, however, that the Sublease, including this Amendment, may be sooner terminated as provided in the Lease.

3. Definitions. Notwithstanding any provisions of the Lease or Sublease to the contrary, the following terms used herein shall have the following meanings, effective as of September 1, 2003:

“Annual Fixed Rental Rate” shall mean $146,409.00 from September 1, 2003 through November 30, 2003, and $167,591 through November 30, 2004.

“Subtenant’s Share” shall mean 26.40%.

4. Condition and Alterations of the Subleased Premises. By its execution hereto, Subtenant acknowledges that:

(a) Sublandlord makes no representations or promises to provide any furniture or other equipment with the Additional space. Subtenant has inspected the Additional Space, and any furniture and other equipment therein, and accepts the same “AS IS”. Subtenant hereby acknowledges that any furniture and other equipment are being provided to Subtenant at no additional cost under this Sublease, and that, as such, Sublandlord makes no representations or warranties regarding any furniture or equipment as part of this Sublease, and that any failure regarding any of the foregoing shall not entitle Subtenant to any rent reduction, abatement, self-help or right to offset or terminate the Sublease. Sublandlord shall have no obligation or duty to Subtenant regarding the preparation of the Subleased Premises for occupancy of Subtenant, including, but not limited to, data connections or telephone ports.

(b) Notwithstanding any provisions of the Lease or the sublease to the contrary, neither Landlord nor Sublandlord shall have any obligations to perform any tenant improvements or to provide Subtenant with any tenant improvement allowance in connection with the subleased Premises.

(c) In the event Subtenant desires to make alterations and improvements to the Subleased Premises, Subtenant shall obtain the prior written consent of Sublandlord and Landlord, which consent shall not be unreasonably withheld or delayed by Sublandlord in accordance with the provisions of the Lease.

5. Signatures & Landlord’s Consent: This Amendment shall not be effective until executed and delivered by Sublandlord and Subtenant and consented to by Landlord.

6. Entire Amendment. All other terms and conditions in the Sublease shall remain in full force and effect and apply to the Additional Space as part of Subleased Premises as revised herein. In the event of a conflict between the Sublease and this Amendment, this Amendment shall prevail. The Sublease, including this Amendment, is the entire agreement between the parties relating to the subject matter herein. This Amendment may not be amended, altered or modified except by instrument in writing and executed by Sublandlord and Subtenant.

EXECUTED as a Massachusetts instrument under seal as of the date first herein above set forth.

SUBLANDLORD:

NMS COMMUNICATIONS CORPORATION

By:	/s/ Jamie Toale
Name:	Jamie Toale
Title:	Vice President

SUBTENANT

GLASSHOUSE TECHNOLOGIES, INC.:

By:	/s/ Lauren A. Hahn
Name:	Lauren A. Hahn
Title:	CPO

EXHIBITS:

Exhibit A-1       Floor Plan of the Subleased Premises as revised by this Amendment

EXHIBIT A-1

FLOOR PLAN OF THE SUBLEASED PREMISES

(as revised by this Amendment)

See Attached.

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